Exhibit 21.1

Subsidiary	Jurisdiction
8 in 1 Pet Products GmbH	Germany
AAG UK Holding Limited	U.K.
Alaska Merger Acquisition Corp.	U.S. Delaware
AO "Spectrum Brands" Russia	Russian Federation
Applica Asia Limited	Hong Kong
Applica Manufacturing, S. de R.L. de C.V.	Mexico
Applica Mexico Holdings, Inc.	U.S. Delaware
Aquarium Systems Manufacturer of Instant Ocean	France
Cannines Supplies de Mexico, S. de R.L. de C.V.	Mexico
Charged Productions, Inc.	U.S. Nevada
D.H. Haden Limited	U.K.
Dai Neng Trading (Shanghai) Co., Ltd.	China
FENREMI, tgovina, d.o.o.	Slovenia
FIAM Capital Management, LLC	U.S. Delaware
Five Island Asset Management, LLC	U.S. Delaware
Front Street Re (Delaware) Ltd.	U.S. Delaware
FS Holdco II, Ltd.	U.S. Delaware
GloFish LLC	U.S. Delaware
HGI Asset Management Holdings, LLC	U.S. Delaware
HGI Energy Holdings, LLC	U.S. Delaware
HGI Energy (Compass) Holding Corporation	U.S. Delaware
HGI Funding, LLC	U.S. Delaware
HGI Funding, SPV LLC	U.S. Delaware
HGI Global Holdings, LLC	U.S. Delaware
Household Products Chile Comercial Limitada	Chile
HRG SPV Sub II, LLC	U.S. Delaware
Iams Europe, B.V.	Netherlands
Landscape Depot LLC	U.S. Texas
Maanring Holding B.V.	Netherlands
Minera Vidaluz, S.A. de C.V.	Mexico
National Manufacturing Mexico A LLC	U.S. Delaware
National Manufacturing Mexico B LLC	U.S. Delaware
National Openings, LLC	U.S. Pennsylvania
NCZ I, Inc.	U.S. Minnesota
NCZ II, Inc.	U.S. Minnesota
New FOH, LLC	U.S. Delaware
NZCH Corporation	U.S. Nevada
SPB Remainco Poland Sp.z.o.o.	Poland
Petbelly International, LLC	U.S. Florida
PPC Industries Ltd.	British Virgin Islands
Products Plus Limited	Cayman Islands
Products Plus LLC	U.S. Delaware
Rayovac (UK) Limited	U.K.
Rayovac Argentina S.R.L.	Argentina
Rayovac Costa Rica, S.A.	Costa Rica
Remington Asia	British Virgin Islands
Remington Consumer Products	U.K.
Remington Licensing Corporation	U.S. Delaware
Remington Russell Hobbs d.o.o.	Croatia
Remington Shavers (Hong Kong) Co. Limited	Hong Kong
ROV Holding, Inc.	U.S. Delaware
ROV International Holdings LLC	U.S. Delaware

Exhibit 21.1

RRH Appliances Czech Republic s.r.o	Czech Republic
RRH Appliances Limited Sirketi	Turkey
RRH Bulgaria EOOD	Bulgaria
RRH Finland Oy f/ka/ ShelCo 133 Oy	Finland
RRH France SAS	France
RRH Italia S.r.l.	Italy
RRH Norway AS	Norway
RRH Schweiz GmbH	Switzerland
RRH Slovakia s.r.o.	Slovakia
Russell Hobbs Deutschland GmbH	Germany
Russell Hobbs Holdings Limited	U.K.
Russell Hobbs Limited	U.K.
Russell Hobbs Tower Limited	U.K.
Salix Animal Health, LLC	U.S. Delaware
Salton (Aust) Pty Ltd	Australia
Salton Hong Kong Limited	Hong Kong
Salton NZ Limited	New Zealand
Salus Capital Canada, Ltd.	Canada
Salus Capital Partners II, LLC	U.S. Delaware
Salus Capital Partners, LLC	U.S. Delaware
Salus CLO 2012-1, LLC	U.S. Delaware
SB/RH Holdings, LLC	U.S. Delaware
Schultz Company	U.S. Missouri
Shaser, Inc.	U.S. Delaware
SP Brands Guatemala, Limitada	Guatemala
SPB Austria GmbH	Austria
SPB Denmark ApS	Denmark
SPB France SAS	France
SPB Remainco Sweden AB	Sweden
SPBA Australia Pty Limited	Australia
SPECB Spectrum Brands Dominican Republic, S.R.L.	Dominican Republic
Spectrum Brands (Barbados) Financing SRL	Barbados
Spectrum Brands (Barbados) Sourcing SRL	Barbados
Spectrum Brands (Hong Kong) Limited	China
Spectrum Brands (Shenzhen) Co., Ltd.	China
Spectrum Brands (UK) Holdings Limited	U.K.
Spectrum Brands (UK) Limited	U.K.
Spectrum Brands (Xiamen) Industrial Co., Ltd.	China
Spectrum Brands Appliances (Ireland) Limited	Ireland
Spectrum Brands Asia	Cayman Islands
Spectrum Brands Australia Pty. Ltd.	Australia
Spectrum Brands Benelux B.V.	Netherlands
Spectrum Brands Canada, Inc.	Canada
Spectrum Brands Chile SpA	Chile
Spectrum Brands Corp. S.A.S.	Colombia
Spectrum Brands de Mexico, S.A. de C.V.	Mexico
Spectrum Brands del Peru S.A.C.	Peru
Spectrum Brands Appliances Holdings B.V.	Netherlands
Spectrum Brands East Asia Holdings Limited	Hong Kong
Spectrum Brands El Salvador, Ltda. de C.V.	El Salvador
Spectrum Brands ESP LLC	U.S. Delaware
Spectrum Brands Germany GmbH	Germany
Spectrum Brands HHI (Shenzhen) Co., Ltd.	China

Exhibit 21.1

Spectrum Brands HHI (Zhongshan) Co., Ltd.	China
Spectrum Brands HHI Mexico, S. de R.L. de C.V.	Mexico
Spectrum Brands HK1 Limited	Hong Kong
Spectrum Brands HK2 Limited	Hong Kong
Spectrum Brands Holding B.V.	Netherlands
Spectrum Brands Holdings, Inc.	U.S. Delaware
Spectrum Brands Honduras, S. de R.L.	Honduras
Spectrum Brands Hungaria Kft	Hungary
Spectrum Brands Italia S.r.L.	Italy
Spectrum Brands Japan K.K.	Japan
Spectrum Brands Legacy, Inc.	U.S. Delaware
Spectrum Brands Lux II S.à R.L.	Luxembourg
Spectrum Brands Lux III S.à.R.L	Luxembourg
Spectrum Brands Lux IV S.à.R.L.	Luxembourg
Spectrum Brands Lux V S.a.r.l.	Luxembourg
Spectrum Brands Lux VI S.a.r.l.	Luxembourg
Spectrum Brands Lux S.à.R.L.	Luxembourg
Spectrum Brands New Zealand Limited	New Zealand
Spectrum Brands Panama LLC	Panama
Spectrum Brands Pet Group Inc.	U.S. Delaware
Spectrum Brands Pet LLC	U.S. New York
Spectrum Brands Poland Sp. Z.o.o.	Poland
Spectrum Brands Portugal Uniipessoal Lda.	Portugal
Spectrum Brands Real Estate B.V.	Netherlands
Spectrum Brands Romania S.R.L.	Romania
Spectrum Brands Servicios, S.A. de C.V.	Mexico
Spectrum Brands Singapore Pte. Ltd.	Singapore
Spectrum Brands Sourcing Limited	Hong Kong
Spectrum Brands Spain, S.L.	Spain
Spectrum Brands, Inc.	U.S. Delaware
Spectrum China Business Trust	China
SPECTRUMECUADOR S.A.	Ecuador
Tell Holdings Hong Kong Limited	Hong Kong
Tetra (UK) Limited	U.K.
Tetra GmbH	Germany
The Fair Manufacturing Company Limited	Cambodia
Tiefe GmbH	Germany
Toastmaster de Mexico, S.A. de C.V.	Mexico
Tong Lung Metal Industry Co., Ltd.	Taiwan
Tong Lung Philippines Metal Industry Co. Inc.	Philippines
United Industries Corporation	U.S. Delaware
Varta Limited	U.K.
Viking Acquisitions S. de R.L. de C.V.	Mexico
Viking Acquisitions Servicios S. de R.L. de C.V.	Mexico
Weiser Lock Mexico, S. de R.L. de C.V.	Mexico
Zaldy NYC, LLC	U.S. Delaware
Zapata America Corporation	U.S. New York
Zapata Corporation of America	U.S. Delaware
Zapata Investments Corporation	U.S. New York
Zapata North America Corporation	U.S. New York
Zapata Transamerica Corporation	U.S. New York
Zapata Worldwide Corporation	U.S. New York